Exhibit 2

Bogotá D.C., September 21, 2005

Republic of Colombia

Ministry of Finance and Public Credit

Carrera. 7A, No. 6-45, Piso 8

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Acting Head of the Legal Affairs Group of the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on October 1, 2003 (Registration Statement No. 333-109215), as amended (the “Registration Statement”), of U.S.$500,000,000 aggregate principal amount of the Republic’s 8.125% Global Bonds due 2024 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated October 1, 2003 included in the Registration Statement, as supplemented by the Prospectus Supplement dated September 15, 2005 relating to the Securities, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Fiscal Agency Agreement dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004, between the Republic and JPMorgan Chase Bank, N.A.;

(iii) the global Security dated September 21, 2005 in the principal amount of U.S.$500,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated September 21, 2005 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a) Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b) Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c) Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d) Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference); and

(e) Decree 2681 of December 29, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference); and

(vi) the following additional acts of the Republic under which the issuance of the Securities has been authorized:

(a) Article 100 of Decree 111 of 1996 (a translation of which is attached as Exhibit A hereto); and

(b) Resolution No. 2254 of September 14, 2005 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit B hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 2 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2004 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “Validity of the Bonds” in the Prospectus Supplement referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Rocio Salazar Ferreira
Rocio Salazar Ferreira

Acting Head of the Legal Affairs Group of the
General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

EXHIBIT A

Article 100 of Decree 111 of 1996 – Organic Budget Law – The National Government, through the General Directorate of Public Credit and National Treasury, may purchase as an interim investment of liquidity the public debt securities issued by the Nation avoiding instant cancellation. The bonds purchased in that way may be declared due by the issuer, being, therefore, redeemed in advance or placed in the secondary market during their term.

EXHIBIT B

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION No. 2254 OF SEPTEMBER 14, 2005

“Whereby the Nation is authorized to carry out a public debt management transaction, in the international capital markets and other provisions are taken”

THE MINISTER OF FINANCE AND PUBLIC CREDIT

in use of his legal powers and specially those conferred by Articles 5 and 26 of Decree 2681 of 1993, and

WHEREAS:

Article 5 of Decree 2681 of 1993 sets forth that operations to manage public debt are all those ones that do not increase the net indebtedness of the state entity and make improve the debt profile thereof;

Article 100 of Decree 111 of 1996 - Organic Budget Law - sets forth that the National Government, through the General Directorate of Public Credit and National Treasury, may purchase as an interim investment of liquidity the public debt securities issued by the Nation avoiding instant cancellation. The bonds purchased in that way may be declared due by the issuer, being, therefore, redeemed in advance or placed in the secondary market during their term;

The Nation, under due authorization, issued External Public Indebtedness Certificates which principal repayments will be enforceable between June 13, 2006 & January 28, 2033;

Based on faculty set forth by Article 100 of Decree 111 of 1996, the Nation, through the General Directorate of Public Credit and National Teasure of the Ministry of Finance and Public Credit, announced the offer to purchase an amount equivalent to SEVEN HUNDRED MILLION US DOLLARS (US $ 700,000,000) from the External Public Indebtedness Certificates being referred to in previous whereas;

The certificates, subject matter of the offer mentioned in previous whereas, currently under the custody of Euroclear, DTC and Clearstream and which trading in the market has been tightly constrained, have the following characteristics:

Bond	Currency	Maturity	Coupon	Outstanding Amount
Global 2006	USD	13-June-2006	10.5%	$546,838,000
Global 2007	USD	15-Feb-2007	7.63%	$653,504,000
Global 2008	USD	1-Apr-2008	8.63%	$500,000,000
Global 2009	USD	23-Apr-2009	9.75%	$998,756,000
Global 2010	USD	9-Jul-2010	10.5%	$507,058,000
Global 2011	USD	9-Apr-2011	9.75%	$708,679,144
Global 2016	USD	15-Feb-2016	8.70%	$200,000,000
Global 2027	USD	15-Feb-2027	8.38%	$210,155,000
Global 2033	USD	28-Jan-2033	10.38%	$635,000,000
EUR 2008	EUR	31-Jan-2008	11.38%	€727,691,000
EUR 2011	EUR	31-May-2011	11.50%	€400,000,000

Article 26 of Decree 2681 of 1993 sets forth that the execution of external debt management transactions of the Nation requires the authorization given by the Ministry of Finance and Public Credit, which may be granted provided it demonstrates the financial convenience and justification of that transaction and its effects on the debt profile.

The Nation - Ministry of Finance and Public Credit - is planning to carry out a debt management transaction consisting on the substitution of the Public Debt Securities from the offer to repurchase by External Public Debt Securities through the reopening of a US Dollar-denominated bond, due 2024, up to an amount of FIVE HUNDRED MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US $500,000,000.00) on a simultaneous way;

Pursuant to provisions of Articles 5 & 26 of the Decree 2681 of 1993, the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit prepared a technical document demonstrating that the net indebtedness of the Nation shall not increase as well as the financial convenience and justification of the transaction and the beneficial effect of said transaction on the debt profile, as made evident in Memorandum No. 5.2.0.1 1-3-2005-018898 of September 9, 2005, issued by the Deputy Directorate of Risk;

The transaction being referred to in previous whereas does not affect the indebtedness quota indicated by Indebtedness Law nor the amounts of the authorizations because the transaction does not imply the rising of new proceeds from external financing;

RESOLVES:

To authorize the Nation - Ministry of Finance and Public Credit - to carry out an external public debt management transaction consisting on the substitution External Public Indebtedness Certificates from the repurchase offer, being referred to in third whereas hereof, by External Public Indebtedness Certificates, through the reopening of a US Dollar-denominated bond, due 2024, up to an amount of FIVE HUNDRED MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US $ 500,000,000.00) on a simultaneous way;

FIRST PARAGRAPH. - The operation being referred to herein does not affect the indebtedness quota indicated by Indebtedness Law nor the amounts of the authorizations because the transaction does not imply the rising of new proceeds from external financing;

SECOND PARAGRAPH. - The Public Debt Securities subject matter of the offer to repurchase shall be declared due by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit on the date of the bond reopening due 2024, under the faculty granted by Article 100 of Decree 111 of 1996 - Organic Budge Law;

ARTICLE TWO. - Characteristics, terms and conditions to which must be bound the External Public Indebtedness Certificates subject-matter of the reopening referred to herein will be as follows:

Redemption Term:	Over two (2) years, depending on the market to be entered.

Interest Rate:	Fixed- or variable rates according to market conditions on the date of Placement, subject to the limits determined by the Board of Directors of “Banco de la Republica”.

Other charges and fees:	The ones fixed by the market for this sort of operations.

ARTICLE THREE. - The other terms, conditions and characteristics of the issue authorized hereby will be determined by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit.

ARTICLE FOUR. - To authorize the Nation to carry out all the related operations of public credit described in the Articles 1 & 2 hereto.

ARTICLE FIVE. - Provisions of Article 7 of Law 488 of 1998 will be applied as it corresponds.

ARTICLE SIX. - The Nation - Ministry of Finance and Public Credit must comply to the other relevant regulations, in special those related to External Resolution No. 8 of 2000 of the Board of Directors of the “Banco de la Republica” and other concurrent provisions.

ARTICLE SEVEN. - The resolution is valid from the date of its publication in the Official Gazette, requisite which is deemed fulfilled with the order given by the Director General of Public Credit, pursuant to provisions of Article 18 of Law 185 of 1995.

LET IT BE ENACTED AND ACCOMPLISHED

Given in Bogota, D.C., as of September 14, 2005

(Signed)

ALBERTO CARRASQUILLA BARRERA

MINISTER OF FINANCE AND PUBLIC CREDIT